Exhibit 23.1









                     REPORT ON FINANCIAL STATEMENT SCHEDULE
                       AND CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Sierra Monitor Corporation:


The audits referred to in our report dated February 20, 1998, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1997, included in the annual report on Form 10-KSB. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-18241) of Sierra Monitor Corporation of our report dated February 20, 1998, relating to the balance sheets of Sierra Monitor Corporation as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule, which reports appear in this December 31, 1997, annual report on Form 10-KSB of Sierra Monitor Corporation.






/s/ KPMG Peat Marwick LLP


Mountain View, California
March 23, 1998



                                                                                                             Schedule II

                                                SIERRA MONITOR CORPORATION

                                             Valuation and Qualifying Accounts



                                                                 Additions
                                         Balance at             charged to             Deductions              Balance
                                          beginning              costs and                from                  at end
           Description                     of year               expenses               reserves               of year
           -----------            --------------------   --------------------      -----------------    --------------------
Year ended December 31, 1997,
    allowance for doubtful
    accounts                      $            45,598                 11,603               (16,198)                 41,003
                                  ====================   ====================      =================    ====================

Year ended December 31, 1996,
    allowance for doubtful
    accounts                      $            61,156                  7,000               (22,558)                 45,598
                                  ====================   ====================      =================    ====================

Year ended December 31, 1995,
    allowance for doubtful
    accounts                      $            50,873                 23,000               (12,717)                 61,156
                                  ====================   ====================      ================     ====================
